SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

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[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           ZOMAX OPTICAL MEDIA, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      and 0-11

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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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Zomax Optical Media, Inc.
5353 Nathan Lane
Plymouth, MN  55442



                       Notice of Change in Annual Meeting


TO THE SHAREHOLDERS OF ZOMAX OPTICAL MEDIA, INC.:

         The Annual Meeting of the Shareholders of Zomax Optical Media, Inc., a Minnesota corporation (the "Company"), scheduled to be held on May 14, 1998, will be held on such date, but due to a scheduling conflict, the Company will adjourn all substantive business to be conducted until June 11, 1998. The meeting, as adjourned, will be reconvened on June 11, 1998, at 3:30 p.m., at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota.

         You are cordially invited to attend the Annual Meeting which will be reconvened on June 11. Please note that the actual business of the Annual Meeting will be addressed on June 11, NOT May 14. We apologize for this inconvenience. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy if you have not already done so.

                                          By Order of the Board of Directors


                                          James E. Flaherty, Secretary
                                          May 5, 1998